UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  January 18, 2013

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

_________________________________________________________________

(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Annual General Meeting of Shareholders was held on January 18, 2013. The following is the matters voted upon at the meeting.

1.

Determination of Number of Directors

By a vote of show of hands, the number of directors of the Company was determined at four (4).

2.

Election of Directors

By a vote of show of hands, the following persons were elected as directors of the Company until the next annual general meeting:

Donald M. Boone

Ralph E. Lodewick

Ted A. Sharp

Frank G. Magdlen

3.

Appointment of Auditors and Auditors’ Remuneration

By a vote of show of hands, Davidson & Company LLP, Chartered Accountants, were re-appointed as auditors of the Company for the ensuing year at a remuneration to be fixed by the directors.

4.

Acts and Deeds of Directors

By a vote of show of hands, all acts, deeds and things done by and the proceedings of the directors and officers of the Company on behalf of the Company during the preceding year was confirmed, ratified and approved.

Jeffrey Wade, who had served as a Director of the Company since March 9, 2007, was not re-elected at the meeting. Subsequent to the close of the meeting, Mr. Wade was appointed to a newly formed Advisory Committee which will provide advice and consultation to the Company as needed. Mr. Wade's prior position on the Audit Committee has been assumed by newly-elected Director Frank G. Magdlen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   January 23, 2013

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/  "Donald Boone"

Name: Donald Boone

Title: President/Chief Executive Officer/Director

Date:   January 23, 2013

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/  "Murray G. Smith"

Name: Murray G. Smith

Title: Chief Financial Officer